Exhibit 99.1

INCOME FUND
NINE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2007

ICON Income Fund Nine, LLC

- First Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Nine, LLC:

ICON Income Fund Nine, LLC (“Fund Nine”) raised $100,000,000 commencing with its initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  As of March 31, 2007, Fund Nine had 98,102 limited liability company shares outstanding.  During the reporting period, Fund Nine continued to function in its “Reinvestment Period” during which time no further members were admitted.

During the Reinvestment Period, Fund Nine has been seeking to acquire equipment subject to lease.  The leased equipment in Fund Nine’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Nine retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Nine to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Nine’s manager, ICON Capital Corp., (the “Manager”) expects that the future value of the equipment in growth leases will be greater than Fund Nine’s initial cash investment.

Cash generated from these investments has facilitated Fund Nine’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Nine’s Reinvestment Period is anticipated to continue until April 2008 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Reinvestment Period, Fund Nine will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Cathay Pacific Airways Limited (“Cathay”) announced a profit attributable to shareholders of HK$4,088 million in its 2006 annual results, compared to a profit of HK$3,298 million the previous year. The 2006 results include a three-month contribution from Dragonair, which became a wholly owned subsidiary of Cathay Pacific on September 28, 2006.   (Source:  Cathay press release, dated March 7, 2007)

Neither Fund Nine nor the Manager accept any responsibility for, assume any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period”.

Portfolio Overview

Fund Nine has invested both directly and indirectly through joint ventures with its affiliates.  As of March 31, 2007, Fund Nine’s portfolio consisted primarily of the following investments:

Income leases

•  State-of-the-art telecommunications equipment on lease to Global Crossing Telecommunications, Inc. and Global Crossing North American Networks, Inc. (collectively, "Global Crossing").  Fund Nine acquired approximately a 17% interest in the equipment for approximately $2,000,000.  The equipment is subject to a 48 month lease with Global Crossing effective November 1, 2006.

On October 31, 2006, a separate affiliate of Fund Nine made a capital contribution of approximately $1,841,000 to acquire an ownership interest in additional equipment acquired on October 31, 2006. The affiliate’s contribution reduced Fund Nine’s ownership interest in the equipment to approximately 14.4%. The additional equipment is also subject to a 48 month lease that commenced on November 1, 2006.

•  Four digital photo development labs on lease to Rite Aid.  This equipment was purchased for approximately $399,000 in cash. Monthly payments are due through lease expiration in November 2007.

•  Telephone systems leased to CompUSA, Inc. (“CompUSA”) through December, 2008.  Fund Nine acquired this equipment in December 2004 for approximately $173,000.  Monthly payments are due through lease expiration in December 2008.

•  A 26% interest in desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway, Inc.  Fund Nine paid approximately $1,522,000 for its interest.  The equipment was subject to a lease that expired on  March 31, 2007.  All of the equipment was either returned or renewed on a month-to-month basis.  The returned equipment is actively being remarketed by the Manager.

•  Microprocessor manufacturing and semiconductor memory testing equipment leased to Advanced Micro Devices, Inc. (“AMD”).  The equipment is subject to two leases with expiration dates of June 30, 2007 and July 30, 2007.  The cumulative cash purchase price of the equipment was approximately $10,952,000.

•  Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc.  The leases are scheduled to expire at various dates from February 2007 through September 2008.  The equipment was purchased for a total price of approximately $3,472,000.  In accordance with the terms of the leases, the leases that were scheduled to expire in February 2007 and March 2007 have been extended for an additional twelve months.

•  Fifty (50) Great Dane refrigerated trailers on lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April 2010.

•  A 25.13% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Eight B L.P.  At March 31, 2007, SPK held a portfolio of five active leases consisting of various material handling equipment.  All of the remaining equipment was sold in June 2007.

•  Medical equipment that is subject to two separate leases that are scheduled to expire on December 31, 2008.  Fund Nine purchased the equipment for approximately $2,046,000.

Growth leases

•  Two Airbus A340-313’s (B-HXO and B-HXN) on lease to Cathay.  Fund Nine owns a 100% and 50% interest in the entities that own each aircraft, respectively. The combined purchase price of the interests in the aircraft was approximately $106,333,500 of which Fund Nine paid approximately $6,403,000 and the balance was funded through non-recourse debt.  The leases were scheduled to expire in June and March, respectively.  However, Cathay agreed to extend the terms of each lease through December and July 2011, respectively.

In connection with the lease extensions, the outstanding loan balances associated with both aircraft were refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each respective aircraft.  The debt associated with B-HXO was refinanced on June 7, 2006 and later refinanced on August 1, 2006 under more favorable terms.

•  Three roll-on-roll-off vehicle transportation vessels chartered to Wilhelmsen Lines Shipowning AS (“Wilhelmsen”) with an expiration date of December, 2013. The equipment was purchased for approximately $74,020,000 of which Fund Nine paid approximately $9,690,000 and the balance of approximately $64,330,000 was funded through non-recourse debt.  The principal loan balance will be completely repaid by the charter payments through December 2013.

•  A $37,712,567 investment in assorted equipment covering 379 leases with various companies and municipalities throughout the United Kingdom.

•  310 railcars on lease to Texas Genco LP purchased for $4,424,220 of which Fund Nine paid $1,101,429. Initially the lease consisted of 324 railcars, but 14 cars have been destroyed.  After each incident, Fund Nine received the casualty value for the corresponding period and the rent was adjusted accordingly.  The lease expired in March, 2007, and the railcars were subsequently sold and the associated debt repaid.

•  110 railcars on lease to Trinity Rail Management, Inc., with an expiration date of April 30, 2010.  Fund Nine purchased the equipment for $126,457 and the balance of $1,116,543 was funded through non-recourse debt.

Off-lease Equipment

•  Approximately $4,787,000 of computer equipment.  Fund Nine acquired the equipment in March 2004 for approximately $117,000 and the assumption of approximately $4,670,000 in non-recourse debt.  The lease expired in December 2006, at which time the lessee returned the equipment.  The equipment is being actively remarketed by the Manager.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  The Cathay aircraft are scheduled to remain on lease during the next year.

At March 31, 2007, the two Cathay aircraft (B-HXO and B-HXN) had 54 and 53 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the Manager’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Dispositions of Equipment

On March 30, 2007, Fund Nine sold its interests in two McDonnell Douglas DC-10-30F aircraft (N317FE and N319FE) to FedEx for approximately $4,868,000 resulting in a loss on the sale of approximately $833,000.  The loss was recognized in the first quarter of 2007.  In September 2006, Fund Nine received irrevocable notice from FedEx of its intent to purchase the aircraft at lease expiry.  In accordance with the terms of the lease, the purchase price for the aircraft was determined based on a series of appraisals performed by independent appraisers.

Events Subsequent to March 31, 2007

•  In June 2007, all of the remaining equipment previously on lease by SPK was sold.

•  On May 7, 2007, Fund Nine sold the railcars that were previously leased to Texas Genco LP to an unrelated third party for $4,960,000 of which approximately $1,500,000 was used to pay off the associated debt.  Fund Nine will recognize a gain of approximately $3,100,000 on the sale of the equipment during the second quarter of 2007.

Distribution Analysis

During the reporting period, Fund Nine continued to make monthly distributions at a rate of 9% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Nine has made sixty-four monthly distributions to its members.  During the first three months of 2007, Fund Nine paid its members approximately $2,200,000 in cash distributions.  As of March 31, 2007, a $10,000 investment made at the initial closing would have received $4,757 in cumulative distributions representing a return of approximately 47% of such initial investment.

Fund Summary
Offering Period	11/26/2001- 4/30/2003
Size of offering	$100,000,000
Original No. of Investors	3,259
Estimated start of liquidation	5/1/2008

Outlook and Overview

The AMD leases are the next leases which are scheduled to expire in June and July 2007.  The Manager anticipates completing several acquisitions in the near future.  Substantially all of Fund Nine’s cash flows are derived from income leases.  On a monthly basis, Fund Nine deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Fund Nine is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of March 31, 2007, Fund Nine had not borrowed any amount under the facility and the total amount outstanding under the facility was $6,635,000.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$22,870,028	$19,745,844
Investments in finance leases:
Minimum rents receivable	63,530,386	70,895,398
Estimated unguaranteed residual values	1,057,567	1,207,567
Initial direct costs, net	14,158	24,109
Unearned income	(23,751,048)	(28,697,566)

Net investments in finance leases	40,851,063	43,429,508

Net investments in operating leases	55,061,447	61,448,994
Investments in joint ventures	5,661,453	6,472,600
Investments in unguaranteed residual values	1,833,146	2,147,793
Other assets, net	2,724,114	3,958,163

Total assets	$129,001,251	$137,202,902

LIABILITIES AND MEMBERS' EQUITY

Notes payable - non-recourse	$86,659,076	$92,480,648
Accrued expenses and other liabilities	715,721	931,037
Interest rate swap contracts	725,049	639,304
Due to Manager and affiliates	176,388	193,480
Minority interest	-	625,084

Total liabilities	88,276,234	94,869,553

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share
original issue price)	(447,179)	(431,964)
Additional Members (98,102 shares outstanding,
$1,000 per share original issue price)	41,897,245	43,404,617
Accumulated other comprehensive income	(725,049)	(639,304)

Total members' equity	40,725,017	42,333,349

Total liabilities and members' equity	$129,001,251	$137,202,902

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2007	2006
Revenue:
Rental income	$3,620,109	$6,461,351
Finance income	1,797,810	636,975
Loss from investments in joint ventures	-	(190,244)
Net (loss) gain on sale of equipment	(624,848)	224,266
Interest and other income	199,423	157,789

Total revenue	4,992,494	7,290,137

Expenses:
Impairment loss	-	2,771,007
Depreciation and amortization	1,722,740	4,400,581
Interest	1,601,368	1,390,116
Management fees - Manager	540,359	631,009
Administrative expense reimbursements - Manager	191,832	130,032
General and administrative	215,290	178,351
Minority interest	13,916	104,928

Total expenses	4,285,505	9,606,024

Net income (loss)	$706,989	$(2,315,887)

Net income (loss) allocable to:
Additional Members	699,919	(2,292,728)
Manager	7,070	(23,159)

	$706,989	$(2,315,887)

Weighted average number of Additional Members'
shares outstanding	98,102	98,137

Net income (loss) per weighted average Additional
Members' share	$7.13	$(23.36)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
For the Year Ended December 31, 2006 and for the Three Months Ended March 31, 2007 (Unaudited)

	Additional Member	Additional		Accumulated Other Comprehensive	Total Members'
	Shares	Members	Manager	Income (Loss)	Equity
Balance, January 1, 2006	98,144	$52,924,519	$(336,081)	$(45,185)	$52,543,253

Additional members' shares redeemed	(42)	(27,449)	-	-	(27,449)
Cash distributions to members		(8,831,229)	(89,204)	-	(8,920,433)
Foreign currency translation adjustment	-	-	-	45,185	45,185
Change in valuation of interest rate					-
swap contracts	-	-	-	(639,304)	(639,304)
Net loss	-	(661,224)	(6,679)	-	(667,903)

Balance, December 31, 2006	98,102	43,404,617	(431,964)	(639,304)	42,333,349

Cash distributions to members	-	(2,207,291)	(22,285)	-	(2,229,576)
Change in valuation of interest rate
swap contracts	-	-	-	(85,745)	(85,745)
Net income	-	699,919	7,070	-	706,989

Balance, March 31, 2007	98,102	$41,897,245	$(447,179)	$(725,049)	$40,725,017

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Cash flows from operating activities
Net income (loss)	$706,989	$(2,315,887)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(3,206,404)	(5,904,906)
Finance income	(1,797,810)	(636,975)
Loss from investments in joint ventures	-	190,244
Net loss (gain) on sale of equipment	624,848	(224,266)
Depreciation and amortization	1,722,740	4,400,581
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,601,368	1,166,682
Change in fair value of interest rate swap contracts	-	41,114
Impairment loss	-	2,771,007
Minority interest	13,916	104,928
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,179,798	1,091,983
Due to/from Manager and affiliates	(17,092)	37,522
Other assets, net	(53,942)	(17,602)
Accrued expenses and other liabilities	(182,618)	98,110

Net cash provided by operating activities	591,793	802,535

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	3,951,368	1,933,050
Distributions received from joint ventures	810,599	196,072

Net cash provided by investing activities	4,761,967	2,129,122

Cash flows from financing activities:
Cash distributions to members	(2,229,576)	(2,230,462)
Proceeds from recourse borrowings	-	875,000
Cash paid for additional members' shares redeemed	-	(14,139)

Net cash used in financing activities	(2,229,576)	(1,369,601)

Effects of exchange rates on cash and cash equivalents	-	45,185

Net increase in cash and cash equivalents	3,124,184	1,607,241
Cash and cash equivalents, beginning of the period	19,745,844	2,237,797

Cash and cash equivalents, end of the period	$22,870,028	$3,845,038

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$84,908

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse notes payable
paid directly to lenders by lessees	$7,356,251	$8,617,951
Reclassification of net assets from investments in operation leases
to investments in finance leases	$-	$45,399,576

Sale proceeds paid directly to Minority Interest holder from lessee	$639,000	$-

Transactions with Related Parties

The Manager performs certain services relating to the management of Fund Nine’s equipment leasing activities. Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager and are necessary to Fund Nine’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Fund Nine based upon the percentage of time such personnel dedicate to Fund Nine.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Nine’s profits, losses, distributions and liquidation proceeds. Fund Nine paid distributions to the Manager of $22,285 for the three months ended March 31, 2007. The Manager’s interest in Fund Nine’s net income (loss) for the three months ended March 31, 2007 and 2006 was $ 7,070 and $(23,159), respectively.

Fees and other expenses paid or accrued by Fund Nine to the Manager for the three months ended March 31, 2007 and 2006 are as follows:

	2007	2006
Management fees	$540,359	$631,009
Administrative expense reimbursements	191,832	130,032

	$732,191	$761,041

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Nine is greatly appreciated and we look forward to sharing future successes.

Sincerely,
ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Nine’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.